                                  EXHIBIT 4(a)


                                                                  [Execution]

                        AMENDMENT NO. 6 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT


         AMENDMENT NO. 6, dated May 9, 2003, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("HSFI"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, HSFI, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

         W I T N E S S E T H :

         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions from time to time parties thereto as lenders ("Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002, Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003, Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated March 14, 2003, and Amendment No. 5 to Second Amended and Restated Loan and Security Agreement, dated May 2, 2003 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

         WHEREAS, Borrowers have requested that Agent and Lenders increase the Maximum Credit for a sixty (60) day period and Agent and Lenders are willing to agree to such request, subject to the terms and conditions contained herein; and

         WHEREAS, by this Amendment No. 6, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

         1.  Definitions.

                  (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below:

                           (i) "Amendment No. 6" shall mean this Amendment No. 6
to Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (ii) "Suppressed Availability" shall mean, after
giving effect to Amendment No. 6, the difference between (A) the aggregate amount of Revolving Loans and Letter of Credit Accommodations which would be available at such time to Borrowers, as determined in accordance with the applicable borrowing base formulas under the Loan Agreement, without giving effect to any sublimits or other limitations on such amount resulting from reference under such formulas to the Maximum Credit, and (B) the aggregate amount of Revolving Loans and Letter of Credit Accommodations available at any time to Borrowers, as determined in accordance with the applicable borrowing base formulas under the Loan Agreement.

                  (b) Interpretation. For purposes of this Amendment No. 6, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

         2. Maximum Credit. Section 1.89 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "1.89 "Maximum Credit" shall mean $95,000,000 at all times from May 9, 2003 through and including July 7, 2003 and $90,000,000 at all other times."

         3. Commitment. The Commitment of Congress Financial Corporation (Central) as US Lender specified beneath its signature to the Loan Agreement shall be and hereby is amended by deleting the reference beneath such signature to "$50,000,000" and substituting "$55,000,000" therefor.

         4. Amendment Fee. In consideration of the amendment set forth herein Borrowers shall on the date hereof, pay to Agent or Agent, at its option, may charge the account of Borrowers maintained by Agent, a supplemental loan fee in the amount of $150,000, $25,000 of which shall be for the sole account of Congress Financial Corporation (Central), and $125,000 of which shall be for the sole account of Term Loan Lender, which fee is fully earned as of the date hereof and shall constitute part of the Obligations.

         5. Additional Representations, Warranties and Covenants. Each Borrower and Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Agent or any Lender to
Borrowers:

                  (a) no Event of Default and no event, act or condition which with notice or passage of time or both would constitute an Event of Default, exists or has occurred as of the date of this Amendment No. 6;

                  (b) this Amendment No. 6 has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their respective terms; and

                  (c) from May 9, 2003 through and including July 7, 2003, Suppressed Availability shall at all times be not less than $10,000,000.

         6. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Agent and its counsel:

                  (a) Agent shall have received this Amendment No. 6 duly authorized, executed and delivered by the parties hereto; and

                  (b) no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred.

         7. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 6 or with respect to the subject matter of this Amendment No. 6. To the extent of conflict between the terms of this Amendment No. 6 and the other Financing Agreements, the terms of this Amendment No. 6 shall control. The Loan Agreement and this Amendment No. 6 shall be read and construed as one agreement.

         8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 6.

         9. Governing Law. The validity, interpretation and enforcement of this Amendment No. 6 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

         10. Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         11. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 6.

         12. Counterparts. This Amendment No. 6 may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute but one and the same agreement. In making proof of this Amendment No. 6, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 6 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No.
6. Any party delivering an executed counterpart of this Amendment No. 6 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 6, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 6 as to such party or any other party.




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 6 to be duly executed and delivered by their authorized officers as of the day and year first above written.


BORROWERS:
HUFFY CORPORATION                   HUFFY SERVICE FIRST, INC.

By:__________________________       By:___________________________

Title:_______________________       Title:________________________


AMERICAN SPORTS DESIGN              GEN-X SPORTS INC.
COMPANY

By:__________________________       By:___________________________

Title:_______________________       Title:________________________


GEN-X SPORTS CANADA INC.

By:__________________________

Title:_______________________



                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

HUFCO-DELAWARE COMPANY              HUFFY RISK MANAGEMENT, INC.

By:___________________________      By:___________________________

Title:________________________      Title:________________________


HUFFY SPORTS, INC.                  HCAC, INC.

By:___________________________      By:___________________________

Title:________________________      Title:________________________



TOMMY ARMOUR GOLF COMPANY           LAMAR SNOWBOARDS INC.

By:___________________________      By:___________________________

Title:________________________      Title:________________________



GEN-X SPORTS SARL                   GEN-X SPORTS LTD.

By:___________________________      By:___________________________

Title:________________________      Title:__________________________



FIRST TEAM SPORTS, INC.             HESPELER HOCKEY HOLDING, INC.

By:___________________________      By:___________________________

Title:________________________      Title:__________________________


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


GEN-X SPORTS OUTLET INC.            LEHIGH AVENUE PROPERTY
  HOLDINGS, INC.

By:___________________________      By:___________________________

Title:________________________      Title:________________________



CREATIVE RETAIL SERVICES, INC.      CREATIVE RETAIL SERVICES
  (CANADA), INC.

By:___________________________      By:___________________________

Title:________________________      Title:________________________


MCCALLA COMPANY

By:___________________________

Title:________________________



                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


AGENT:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL), as Agent

By:______________________________

Title:___________________________



US LENDER:


CONGRESS FINANCIAL CORPORATION
  (CENTRAL)

By:______________________________

Title:___________________________



CANADIAN LENDER:


CONGRESS FINANCIAL CORPORATION
  (CANADA)

By:______________________________

Title:___________________________



TERM LOAN LENDER:


ABLECO FINANCE LLC, on its behalf and
on behalf of its Affiliate assigns

By:______________________________

Title:___________________________